UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2012

Lincare Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19946	51-0331330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19387 U.S. 19 North, Clearwater, FL 33764

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 727-530-7700

(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed, Lincare Holdings Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of July 1, 2012 (the “Merger Agreement”), with Linde AG, a stock company organized under the laws of Germany (“Parent”), and Linde US Inc., a Delaware corporation (“Purchaser” and, together with Parent, the “Offerors”) and a wholly owned indirect subsidiary of Parent. In accordance with the terms of the Merger Agreement, the Offerors commenced a tender offer to purchase all outstanding shares of the Company’s common stock, par value $0.01 per share (each, a “Share”), at a purchase price of $41.50 per Share (the “Offer Price”), subject to any required withholding of taxes, net to the seller in cash and without any interest thereon, on the terms and subject to the conditions provided for in the Offer to Purchase, dated July 11, 2012 (as amended and supplemented, the “Offer to Purchase”) and the related Letter of Transmittal (as amended and supplemented, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

On August 8, 2012, Parent announced the completion of the Offer. The Offer expired at 12:00 midnight, New York City time, on Tuesday, August 7, 2012 (which was the end of the day on August 7, 2012), as scheduled and was not extended. According to the Depositary for the Offer, a total of 77,797,198 Shares were validly tendered and not withdrawn pursuant to the Offer, representing approximately 88.85% of the Shares outstanding. All Shares that were validly tendered and not withdrawn pursuant to the Offer were accepted for payment. On August 8, 2012, Parent and the Company issued a joint press release announcing the completion of the Offer. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

On August 13, 2012, Purchaser merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). In order to accomplish the Merger as a “short-form” merger, Purchaser exercised its “top-up” option pursuant to the Merger Agreement, which permitted Purchaser to purchase additional Shares directly from the Company at a price per Share equal to the Offer Price. At the effective time of the Merger (the “Effective Time”), each outstanding Share, other than (i) Shares owned by Parent or Purchaser or Shares owned by the Company as treasury stock, which were cancelled and ceased to exist, (ii) Shares owned by a subsidiary of the Company or a subsidiary of Parent (other than Purchaser), which were converted into and became shares of common stock of the surviving corporation, and (iii) Shares owned by the Company’s stockholders who properly demand appraisal of their Shares pursuant to the Delaware General Corporation Law (the “DGCL”), was cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any required withholding of taxes (the “Merger Consideration”). On August 13, 2012, Parent and the Company issued a joint press release announcing the consummation of the Merger. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 1.01. Entry into a Material Definitive Agreement.

The Company and U.S. Bank National Association, as trustee (“U.S. Bank”), are parties to (i) an Indenture, dated as of October 31, 2007 (the “Series A Indenture”), governing the Company’s 2.75% Convertible Senior Debentures due 2037—Series A (the “Series A Notes”) and (ii) an Indenture, dated as of October 31, 2007 (the “Series B Indenture” and, together with the Series A Indenture, the “Indentures”), governing the Company’s 2.75% Convertible Senior Debentures due 2037—Series B (the “Series B Notes” and, together with the Series A Notes, the “Notes”). On August 13, 2012, in connection with the consummation of the Merger, the Company and U.S. Bank entered into supplemental indentures (the “Supplemental Indentures”) to amend the Indentures to adjust the Company’s Conversion Obligation (as defined in the Indentures) with respect to the Notes. As set forth in the respective Supplemental Indentures, subject to and upon compliance with the provisions of the applicable Indenture, the holder of a Note may convert such Note into the right to receive the Merger Consideration for each Share into which the holder is entitled to convert such Note and, upon conversion by a holder of its Notes, the Company will pay to such holder cash in an amount equal to the amount such holder would have received as Merger Consideration had such holder converted its Notes at the applicable conversion rate in effect immediately prior to the Merger, in accordance with the terms and conditions of the applicable Indenture and Notes. The foregoing description of the Supplemental Indentures is qualified in its entirety by reference to the Supplemental Indentures, copies of which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On August 8, 2012, in connection with the completion of the Offer, the obligations under the Credit Agreement, dated as of September 15, 2011, as amended by the First Amendment to Credit Agreement and Joinder, dated as of June 29, 2012, among the Company, certain subsidiaries of the Company from time to time party thereto as guarantors, the several lenders from time to time party thereto and Wells Fargo Bank, National Association, as agent for the lenders (the “Credit Agreement”), were paid in full and the Credit Agreement was terminated.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the Introduction hereof is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company requested that the Shares be suspended from trading on The NASDAQ Global Select Market (the “NASDAQ”) as of the close of market on August 13, 2012. The Company also requested that the NASDAQ file with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Shares. As a result of the filing of the Form 25, the Shares will be delisted from the NASDAQ.

Item 3.02. Unregistered Sales of Equity Securities.

In order to complete the Merger, on August 13, 2012, pursuant to Section 1.6 of the Merger Agreement, Purchaser exercised its top-up option (the “Top-Up Option”) to purchase additional Shares, and the Company issued 10,078,884 Shares (the “Top-Up Shares”) to Purchaser, at a price of $41.50 per Share. Purchaser paid for the Top-Up Shares by delivery of cash equal to the aggregate par value of the Top-Up Shares and a promissory note having a principal amount equal to the aggregate purchase price pursuant to the Top-Up Option less the amount paid in cash. The Top-Up Shares, when added to the number of Shares owned by Purchaser at the time of exercise of the Top-Up Option, represented at least 90% of the Shares outstanding immediately after the issuance of the Top-Up Shares, which ensured that Purchaser and the Company could effect the Merger under Section 253 of the DGCL. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure regarding the Merger set forth in the Introduction hereof is incorporated herein by reference.

The disclosure set forth in Item 1.01 hereof is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the completion of the Offer, a change of control of the Company occurred. Upon the consummation of the Merger, the Company became a wholly owned indirect subsidiary of Parent. The disclosure set forth in the Introduction, Item 3.01 and Item 5.02 hereof is incorporated herein by reference. Approximately $4.7 billion was required to purchase all the issued and outstanding Shares validly tendered and not withdrawn pursuant to the Offer, acquire all the remaining issued and outstanding Shares pursuant to the Merger, cash out certain equity awards granted by the Company, refinance certain indebtedness of the Company and pay related transaction fees and expenses. Such funds were a combination of borrowings under a facilities agreement entered into substantially concurrently with the execution of the Merger Agreement, proceeds from the issuance of new shares in an increase of Parent’s share capital and internally available cash of Parent.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Merger and as contemplated by the Merger Agreement, each of John P. Byrnes, Stuart H. Altman, Ph.D., Frank D Byrne, M.D. and William F. Miller, III resigned from the Board of Directors of the Company (the “Board”) and from all committees of the Board on which such directors served, effective as of the time that Purchaser first accepted for payment Shares that were validly tendered and not withdrawn pursuant to the

Offer (the “Acceptance Time”). Each such director resigned pursuant to the requirements of Section 1.3(a) of the Merger Agreement and not because of any disagreement with the Company. Each of Chester B. Black, Angela Bryant and Ellen Zane resigned from the Board and from all committees of the Board on which such directors served, effective as of the Effective Time. Each such director resigned in accordance with Section 2.6(a) of the Merger Agreement and not because of any disagreement with the Company.

Effective as of the Acceptance Time, the Board appointed the following individuals as members of the Board: Jens Luehring, Patrick F. Murphy, Bjoern Schneider and Mark D. Weller. Such persons were designated for appointment as directors of the Company by Purchaser pursuant to the Merger Agreement. Information about the directors designated for appointment by Purchaser was previously disclosed in the Information Statement comprising Annex A to the Company’s Solicitation/Recommendation on Schedule 14D-9 originally filed by the Company with the Securities and Exchange Commission on July 11, 2012, as subsequently amended, and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, on August 13, 2012, the directors of Purchaser immediately prior to the Effective Time (Jens Luehring and Patrick F. Murphy) became the directors of the Company following the Merger.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

4.1	First Supplemental Indenture, dated as of August 13, 2012, to the Indenture, dated as of October 31, 2007, between Lincare Holdings Inc. and U.S. Bank National Association, as trustee, relating to 2.75% Convertible Senior Debentures due 2037—Series A.

4.2	First Supplemental Indenture, dated as of August 13, 2012, to the Indenture, dated as of October 31, 2007, between Lincare Holdings Inc. and U.S. Bank National Association, as trustee, relating to 2.75% Convertible Senior Debentures due 2037—Series B.

99.1	Joint Press Release issued by Lincare Holdings Inc. and Linde AG on August 8, 2012.

99.2	Joint Press Release issued by Lincare Holdings Inc. and Linde AG on August 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincare Holdings Inc.
By:	/s/ Paul G. Gabos
Paul G. Gabos Chief Financial Officer, Treasurer and Secretary

August 13, 2012

EXHIBIT INDEX

Exhibit Number	Description

4.1	First Supplemental Indenture, dated as of August 13, 2012, to the Indenture, dated as of October 31, 2007, between Lincare Holdings Inc. and U.S. Bank National Association, as trustee, relating to 2.75% Convertible Senior Debentures due 2037—Series A.

4.2	First Supplemental Indenture, dated as of August 13, 2012, to the Indenture, dated as of October 31, 2007, between Lincare Holdings Inc. and U.S. Bank National Association, as trustee, relating to 2.75% Convertible Senior Debentures due 2037—Series B.

99.1	Joint Press Release issued by Lincare Holdings Inc. and Linde AG on August 8, 2012.

99.2	Joint Press Release issued by Lincare Holdings Inc. and Linde AG on August 13, 2012.

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